UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 2, 2008

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, Kelly J. McCrann was unanimously appointed Chairman of the Board of Directors and Chief Executive Officer.

Mr. McCrann has served as a member of our board of directors since October 2007. He is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. Mr. McCrann was most recently Senior Vice President of DaVita Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, he was the Chief Executive Officer and President of PacifiCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.

On October 6, 2008, we entered into an Employment Agreement with Mr. McCrann for a term of two years at an initial annual base salary is $325,000. He is eligible to receive discretionary bonuses based on achieving designated individual goals and milestones, and overall performance and profitability. Additionally, Mr. McCrann was granted 700,000 stock options at an exercise price of $1.50 per share under our Incentive Compensation Plan, which vest 25% on each of the first, second, third and fourth anniversaries of the grant date, with anti-dilution protections. He will be included in our medical, dental, disability and life insurance, pension and retirement plans and other benefit plans or programs. If he is terminated without good cause or resigns for good reason, as defined in the Employment Agreement, we will be obligated to pay Mr. McCrann twelve month’s base salary.

Mr. McCrann resigned from our Audit Committee and Compensation Committee, and Dr. Hans Polaschegg was appointed to the Compensation Committee.

There are no family relationships between Mr. McCrann and any of our directors or executive officers, and other than in his capacity as a director he has not had a material interest in any of our transactions since the beginning of our last fiscal year.

On October 6, 2008, Daniel Goldberger resigned as interim CEO, and on October 7, 2008 resigned as a member of our board of directors. Mr. Goldberger will continue to serve as Chairman of the Board of our operational subsidiary, a consultant to the company, and Chairman of our Board of Advisors.

On October 7, 2008, Dr. Victor Gura resigned as a member of our board of directors. He will continue to serve as our Chief Medical and Scientific Officer, and will also serve as a member of our Board of Advisors.

Item 7.01 Regulation FD Disclosure.

On October 8, 2008, we issued a press release announcing the appointment of Mr. McCrann as Chairman and CEO, a copy of which is furnished as Exhibit 99.1 hereto

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Agreement of Kelly J. McCrann dated October 6, 2008
99.1	Press release dated October 8, 2008

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: October 8, 2008	By:	/s/ ROBERT WEINSTEIN
Robert Weinstein Chief Financial Officer